UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Dean Foods Company

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Dean Foods

Request for Support to Amend 2007 Stock Incentive Plan

May, 2009

Seeking Your Support
Shareholders approved 2007 Stock Incentive Plan
that included enough shares to last approximately
two years
Shares currently available under the plan are less
than what is needed for one year’s grant cycle
Requesting approval of an amendment for four
million shares, enough for approximately one year’s
grant cycle

Fresh Dairy Direct

WhiteWave FOODS

Morningstar®
A Dean Foods Company

Dean Foods

Dean Has Three Advantaged Business Platforms
National chilled direct store
delivery and plant footprint
Cost leadership
National selling with local
execution
National, premium brands
#1 in soy and organic
milk; #2 in creamers
Transformation complete
US leader in national long
shelf-life private label
dairy
Compelling transformation
opportunity
Other Fluid Dairy
8%
Other
2%
Cultured
5%
Other
Beverages
5%
Ice Cream
9%
Fresh Milk
71%
Rachel’s
6%
Other
3%
Land
O’Lakes
15%
Horizon
Organic
28%
International
Delight
20%
Silk
28%
Aerosol
8%
Other
2%
Ice Cream Mix
21% Creamers
41%
Cottage Cheese
10%
Sour Cream
10%
Yogurt
8%
$9.8B
Note:  Reflects full year 2008 information
$1.5B $1.1B
Net Sales:

Extend Our
Low Cost Position
Drive Revenue &
Profit in Our Core
Invest for
Growth

4 Three-Part Strategy to Win Our Investment Thesis

Dean Foods: Our Strategies
Clear opportunity to lower cost
structure
Multi-year productivity
program in place: $300+
million over the next 3 to 5
years
Conversion
$85
Network Optimization
$65
WhiteWave
$50
Procurement
$50
Direct Store Distribution
$50
Total = $300 Million

The Gillette Company

Dean Foods

PepsiCo

Hershey's

PBG The Pepsi Bottling Group

Kodak

ConAgra Foods

Bain & Company

Yum!

Kraft

Kimberly-Clark

Dean Foods

Our Leadership Team
Kelly Duffin-Maxwell (2008)
Steve Kemps (2006)
Jack Callahan (2006)
Debbie Carosella
(2007)
Gregg Tanner
(2007)
Greg McKelvey
(2005)
Chris Sliva
(2006)
Rick Fehr (1996)
Top tier CPG
Top tier CPG
experience
experience
Drive change
Drive change
in the
in the
organization
organization
Transform the
Transform the
business
business
Joe Scalzo
(2005)
Harrald Kroeker
(2006)
Paul Moskowitz
(2007)

Seeking Your Support
LTI plan participation is limited to decision-makers who
can impact long-term performance
– Senior Leadership Team, VPs and Directors
– 541 participants (2% of total employee population)
A significant portion (62%) of the compensation paid to
executive officers is allocated to performance-based
short- and long-term incentive programs
– Officers influence the overall performance of the company
– Incentive programs are consistent with our philosophy of
linking pay to performance

Retaining talent and aligning executive and shareholder
interests requires additional shares
– Based on the May 8 closing price ($17.72), 72% of the 23.3 million outstanding options are underwater
All option grants after mid-2005 are underwater
– Significant executive recruiting since 2005 to build capability across the organization
– 36% of LTI-eligible participants have all of their options underwater; 70% of executive officers have all of their options underwater
If the new plan is not approved, material realignment of
compensation programs could negatively impact free
cash flow, decouple employee and shareholder
interests
Seeking Your Support
Please Vote to Support  the Share Plan
Amendment

9